SEPARATION AGREEMENT
                         AND FULL AND FINAL RELEASE

        Carrington Laboratories, Inc. ("Carrington") and Christopher S. Record ("Record") make this agreement (the "Agreement"), and hereby agree as follows:

        1. Resignation from All Offices and Termination of Employment. Record hereby voluntarily resigns (i) from his offices of Vice President, Business Development, and Secretary, and any and all other offices held with Carrington and any subsidiaries or affiliates of Carrington, effective April 30, 1998; and (ii) from his employment with Carrington, effective February 14, 1999 (the "Separation Date").

        2. Interim Employment Status. Effective May 1, 1998, and continuing through February 14, 1999 (the "Interim Period"), unless earlier terminated by reason of Record's death or for Cause, Carrington will employ Record in the capacity of Special Advisor, with such duties as may be assigned to Record from time to time by
   Carrington (which may include those duties Record has customarily performed in his prior capacities as Vice President, Business Development, Secretary, and General Counsel). For purposes of this Paragraph, the term "Cause" shall mean any of the following: (a) conduct by Record that (i) constitutes willful misconduct or gross negligence in the performance of his assigned duties as an employee,
   (ii) is in derogation of his duties or obligations under this Agreement, or (iii) constitutes fraud, dishonesty, or a criminal act, whether or not with respect to Carrington; or (b) Record's willful and continued failure to substantially perform his assigned duties as an employee of Carrington. Record will at all times during the Interim Period remain subject to Carrington's established personnel policies, practices, and procedures as applicable to his new position and assigned duties.

        3. Authority. During the Interim Period, Record is not authorized, and shall not hold himself out as being authorized, to make any representations, enter into any contracts, commitments, or obligations, or perform any other acts of any kind whatsoever on behalf of Carrington, unless specifically authorized by the President and CEO of Carrington.

        4. Salary and Benefits During the Interim Period. Record's salary during the Interim Period shall be the total sum of $62,500.00, payable as follows: (i) May-August, 1998: $12,500.00 per month;  (ii) September, 1998: $7,100.00; October, 1998-January, 1999:
   $1,200.00 per month; and February 1-14, 1999: $600.00. The foregoing sums are gross amounts, and are subject to lawful deductions. Payment for all of Record's earned and accrued but unused vacation shall be made by Carrington at the conclusion of the first pay period after April 30, 1998. Record shall remain eligible during the Interim Period to participate in any group insurance, stock purchase plans, and other benefits offered by Carrington, subject to the terms of each such plan and provided he timely pays any cost that he is required as an employee to pay in connection therewith. Unless earlier terminated in accordance with the terms of any such plan, Record's participation in all such plans and other benefits shall terminate on the Separation Date, except to the extent, if any, that Record is entitled, and elects, to extend health insurance coverage thereafter at his own expense pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985. Provided, however, that (a) no additional days of vacation, sick leave, or other earned benefit that is based upon actual work performed shall accrue to Record after April 30, 1998, and (b) no further compensation shall be paid and no further benefits eligibility (except as otherwise provided under the terms of the applicable benefit plan or other controlling instrument) shall be provided hereunder if Record's employment with Carrington is terminated prior to the Separation Date (i) by his own action for whatever reason, (ii) by Carrington for Cause, or (iii) by reason of Record's death.

        5. Return of Property. Record acknowledges his obligation to return to Carrington any and all items of its property, including without limitation keys, computers, software, calculators, equipment, credit cards, forms, files, manuals, correspondence, business records, personnel data, lists of employees, salary and benefits information, customer lists and files, lists of suppliers and vendors, price lists, contracts, contract information, marketing plans, brochures, catalogs, training materials, product samples, computer tapes and diskettes or other portable media, computer-
   readable files and data stored on any hard drive or other installed device, and data processing reports, and any and all other documents or property which he has had possession of or control over during the course of his employment with Carrington. Such of Carrington's property as is not needed for the conduct of Record's duties during the Interim Period will be returned by not later than May 10, 1998; and all other items will be returned by not later than the Separation Date or, if earlier, the last date of Record's employment.

        6.   Use  of Confidential Information.  Record acknowledges that
   (i) he is a party to an existing agreement entitled Employee's Confidentiality and Invention Agreement, a copy of which is attached hereto as Exhibit A and is hereby reconfirmed and ratified, his obligations under which continue in full force and effect and undiminished in any way by this Agreement; and (ii) all of the documents and information to which he presently has or will during the Interim Period have had access during his employment, including but not limited to all information pertaining to any specific business transactions in which Carrington or any of the other Released Parties (as defined in Paragraph 7 below) were, are, or may be involved, all information concerning salary and benefits paid to current or former employees of Carrington or any of the other Released Parties, all personnel information relating in any way to current or former employees of Carrington or those of any of the other Released Parties, all information pertaining in any way to customers and suppliers of Carrington or those of any of the other Released Parties, pricing information, all financial and budgetary information, information regarding Carrington's sales methods and techniques, information regarding Carrington's training methods and techniques, all other information specified in Paragraph 5 above, and in general, the business and operations of Carrington or any of the other Released Parties are considered confidential and are not to be disseminated or disclosed by Record to any other parties, except as may be required by law or judicial process. In the event it appears that Record will be compelled by law or judicial process to disclose such confidential information, to avoid potential liability Record should notify Carrington's President and CEO in writing immediately upon his receipt of a subpoena or other legal process.
        7. General Release. In consideration of the remuneration provided and paid in full pursuant to Paragraph 4 hereof, Record and his family members, heirs, successors, and assigns (hereinafter referred to collectively as the "Releasing Parties") hereby release, acquit and forever discharge Carrington and its shareholders, officers, directors, fiduciaries, agents, servants, employees, representatives, attorneys, insurers, successors, and assigns (hereinafter referred to collectively as the "Released Parties") from any and all claims, demands, and causes of action of every kind and character, whether vicarious, derivative, or direct, that any of the Releasing Parties now has or may hereafter have or assert against any or all of the Released Parties growing out of, resulting from, or connected in any way with Record's employment or the termination of his employment with Carrington, including but not limited to any and all claims for damages (actual, exemplary, liquidated, or unliquidated), back pay, future pay, deferred compensation, bonuses, commissions, severance payments, vacation and leave benefits, unreimbursed business expenses, overtime compensation, reinstatement or priority placement, past and future medical or other employee benefits for Record or his dependents, employee retirement benefits, contributions to company sponsored 401(k) plans (except as presently vested in any savings plan sponsored by Carrington in which Record is a participant), medical and counseling costs, injunctive relief, declaratory relief, attorney's fees, costs of court, disbursements, interest, or any other form whatsoever of legal or equitable relief to which any of the Releasing Parties claims or might claim entitlement as a result of any alleged act or omission of any of the Releasing Parties, including but not limited to any alleged unlawful age discrimination or any other form of unlawful employment discrimination, retaliation, wrongful termination, breach of contract (express or implied), tortious interference with contract, promissory estoppel, detrimental reliance, negligent or intentional infliction of emotional distress, negligent hiring and supervision, assault, battery, defamation of character, any alleged act of harassment or intimidation, negligent or intentional misrepresentation or fraud, invasion of privacy, or any other intentional or negligent tort, or any alleged violation of the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Texas Commission on Human Rights Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974, the public policy of the United States, the State of Texas, or any other state, or any other federal or state statutory or common law, or any other alleged adverse employment action by any of the Released Parties, and all other loss, expense, or detriment of every kind and character, whether past or future, that any of the Releasing Parties may have sustained or may hereafter sustain by reason of any act or omission of any of the Released Parties growing out of, resulting from, or connected in any way with Record's employment or the termination of his employment with Carrington. This General Release applies and is fully enforceable with respect to all rights or claims existing on or before the date this Agreement is originally executed; and with respect to its later renewal and ratification, to all rights or claims existing on or before the date of execution of the renewal and ratification form. In neither event does this General Release act to waive any rights or claims that arise after the date of execution.

        8. Renewal and Ratification of General Release. Record agrees that on the Separation Date (or, should Record elect to terminate his employment during the Interim Period before such date, on the last day of his employment), he will re-execute this Agreement in renewal and ratification of his General Release as set forth in Paragraph 7 above, by signing in the appropriate space provided below. Such renewal and ratification will not become effective and enforceable until the expiration of seven days after its execution. At any time before the expiration of such period, Record may revoke his renewal and ratification; but if he does, he will not receive any unpaid amounts or unvested benefits specified in Paragraph 4 above and may be required to repay any of such amounts already received, and Carrington may seek any other lawful remedies available to it for breach of this Agreement, including costs and attorney's fees.

        9.   Confidentiality,   Nonprosecution,   Nondisparagement,  and
   Cooperation.

        (a) T h e terms of this Agreement shall be and remain confidential, and shall not be disclosed by Record to any persons other than the Releasing Parties and Record's attorney and accountant or tax return preparer if such persons have agreed to keep such information confidential. If any confidential information is released by Record, such release shall be grounds for immediate termination of all benefits listed herein. Notwithstanding the foregoing, either Record or Carrington may make any disclosures concerning the terms of this Agreement that are required by law.

        (b) Except as requested by Carrington or as compelled by law or judicial process, Record will not assist, cooperate with, or supply information of any kind to any individual or private-party litigant or their agents or attorneys (i) in any proceeding, investigation, or inquiry raising issues under the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Texas Commission on Human Rights Act, the Texas Wage Payment Statute, or any other federal, state, or local law involving the formation, continuation, or termination of Record's employment relationship, or the employment of other persons, by Carrington or any of the other Released Parties; or (ii) in any other litigation against Carrington or any of the other Released Parties.

        (c) Except as permitted by law, Record will not initiate any investigation or inquiry, or any other action of any kind, including an administrative charge with any governmental agency, with respect to Carrington's facilities, employment practices, or business operations, relating to the termination of his employment as provided for in this Agreement.

        (d) Neither Record nor Carrington (including the Released Parties) will make to any other parties any statement, oral or written, which directly or indirectly impugns the quality, reputation or integrity of each other's business or employment practices, or any other disparaging or derogatory remarks about each other, their officers, directors, stockholders, managerial personnel, or other employees.

        (e) It shall not be a breach of the obligations set forth in this Paragraph 9 for Record, his spouse, or his attorneys to state to any person that any differences, if he believes any to exist, between Record and Carrington have been settled or satisfactorily resolved.

        (f) During the Interim Period and after the termination of his employment with Carrington, Record agrees to cooperate fully and completely with Carrington, or any of the other Released Parties in any matter related to Carrington's business or activities, as follows: (i) to be available at mutually agreeable times, personally or by telephone, as necessary, at such reasonable times and without unreasonable interference with his future employment or personal activities, to provide such information as may be from time to time requested by Carrington in its sole discretion in connection with various matters in which Record was involved during his employment with Carrington; and (ii) in all pending and future litigation involving Carrington or any of the other Released Parties, which obligation includes promptly meeting with counsel for Carrington or the other Released parties at reasonable times upon their request, and providing testimony in court or upon deposition that is truthful, accurate, and complete, according to information known to him. If Record appears as a witness in any pending or future litigation at the request of Carrington or any of the other Released Parties, Carrington agrees to reimburse Record, upon submission of substantiating documentation, for necessary and reasonable expenses, including actual lost earnings, incurred by him as a result of his testifying.

        10. Agreement Regarding Solicitation of Employees, Customers, and Suppliers. For a period of one year following the Separation Date, and thereafter to the extent provided by law, Record will not directly or indirectly, for his own account or for the benefit of any other person or party:

        (a) Solicit, induce, entice, or attempt to entice any employee, contractor, or subcontractor of Carrington to terminate his or her employment or contract with Carrington; or

        (b) Solicit, induce, entice, or attempt to entice any customer or supplier of Carrington, including any firms that have been customers or suppliers of Carrington within one year preceding the Separation Date, to terminate its business relationship with Carrington.

        Should Record breach this obligation, Carrington will be entitled to enforce the provisions of this Paragraph by seeking injunctive relief in addition to recovering any monetary damages Carrington may sustain as a result of such breach, and Record may be required to repay any amounts provided to him under the provisions of Paragraph 4 of this Agreement.

        11. Effect and Use of Agreement. This Agreement does not in any manner constitute an admission of liability or wrongdoing on the part of Carrington or any of the other Released Parties, but Carrington expressly denies any such liability or wrongdoing. Except to the extent necessary to enforce this Agreement, neither this Agreement nor any part of it may be construed, used, or admitted into evidence in any judicial, administrative, or arbitral proceeding as an admission of any kind by Carrington or any of the other Released Parties.

        12. Authority to Execute. Record represents and warrants that he has the authority to execute this Agreement on behalf of all the Releasing Parties. Record further agrees to indemnify fully and hold harmless Carrington and any of the other Released Parties from any and all claims brought by the Releasing Parties or derivative of his own with respect to the subject matter of this Agreement, including the amount of any such claims Carrington or any of the other Released Parties are compelled to pay, and the costs and attorney's fees incurred in defending against all such claims.

        13. Governing Law and Interpretation. This Agreement and the rights and duties of the parties under it shall be governed by and construed in accordance with the laws of the State of Texas. If any provision of this Agreement is held to be unenforceable, such provision shall be considered separate, distinct, and severable from the other remaining provisions of this Agreement, and shall not affect the validity or enforceability of such other remaining provisions, and that, in all other respects, this Agreement shall remain in full force and effect. If any provision of this Agreement is held to be unenforceable as written but may be made to be enforceable by limitation thereof, then such provision shall be enforceable to the maximum extent permitted by applicable law. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

        14. Effect of Breach. Record acknowledges and agrees that should he or any of the other Releasing Parties breach any of their obligations set forth in this Agreement, (i) Carrington will have no further obligation to comply with its undertakings in Paragraphs 2 or 4 hereof, but that all of the other provisions of this Agreement shall remain in full force and effect; (ii) Record may be required to repay any payments made to him and reimburse Carrington for any payments made on his behalf or for his benefit pursuant to Paragraphs 2 and 4 hereof.

        15. Time for Consideration, Consultation with Attorney, and Knowing and Voluntary Action. Record acknowledges that (i) he has had the opportunity to consider the terms of the General Release contained in Paragraph 7 above, including its waiver of any claims under the Age Discrimination in Employment Act, for more than 21 days; (ii) he has been advised by Carrington of his right to consult an attorney of his choosing in connection with his consideration of the terms of this Agreement, including such General Release and waiver; and (iii) his execution of this Agreement is knowing and voluntary.

        16. Effective Date. This Agreement will become effective and enforceable upon the expiration of seven days after Record's execution of it ("Effective Date"). At any time before the Effective Date of this Agreement, Record may revoke his acceptance.

        17. Entire Agreement. This Agreement contains and constitutes the entire understanding and agreement between Record and Carrington, and may be modified only by a writing of contemporaneous or subsequent date executed by both Record and an authorized official of Carrington.

        SIGNED on the dates shown below.

                                      CARRINGTON LABORATORIES, INC.


   Dated:  _________________, 1998    By:
                                      Carlton E. Turner
                                      President & CEO




   Dated:  _________________, 1998
                                      CHRISTOPHER S. RECORD

                RENEWAL AND RATIFICATION OF GENERAL RELEASE
                       AND RECEIPT FOR CURRENT WAGES



   THE FOLLOWING IS TO BE COMPLETED ONLY ON FEBRUARY 14, 1999
   (or the last day of employment, if earlier):

        1. Renewal and Ratification of General Release. In consideration of the full payment of the remuneration specified in Paragraph 4 above, I hereby renew and ratify my General Release as set forth in Paragraph 7 of this Agreement.


        2. Receipt of Prior or Contemporaneous Payments. I acknowledge that I have received wages and other benefits attributable to all time actually worked for Carrington, through my last day of employment on February 14, 1999 [or enter earlier date here, if applicable: ___________________________].





   _______________________________
   CHRISTOPHER S. RECORD


   Date Signed:___________________
   (only the date of February 14, 1999, or earlier date of termination of employment, if applicable, may be entered)